Exhibit 3.66

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 25, 2025, by and between LIBERTY STAR URANIUM & METALS CORP., a Nevada corporation, with headquarters located at 2 E Congress St. Ste 900, Tucson, Arizona 85701 (the “Company”), and First Fire Global Opportunities Fund LLC., a Delaware limited partnership, with its address at 1040 1st Ave., NY,NY 10022 (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B. Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and conditions set forth in this Agreement, a promissory note of the Company, in the aggregate principal amount of $137,500.00 (as the principal amount thereof may be increased pursuant to the terms thereof, and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A, the “Note”), convertible into shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note; and

C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of the Note as is set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale of Note.

a. Purchase of Note. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, the Note, as further provided herein. As used in this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

b. Form of Payment. On the Closing Date: (i) the Buyer shall pay the purchase price of $125,000.00 (the “Purchase Price”) for the Note, to be issued and sold to it at the Closing (as defined below), by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price. On the Closing, the Buyer shall withhold a sum of $7,500.00 from the Purchase Price to cover the payment of the Company’s fees owed to Moody Capital Solutions Inc., 2458 Dunkerrin Ln, Atlanta, GA 30360 a registered broker-dealer (CRD #15989) (the “Placement Agent”) in connection with the transactions contemplated by this Agreement.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be on the date that the Purchase Price for the Note is paid by Buyer pursuant to terms of this Agreement.

d. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company as of the Closing Date that:

a. Investment Purpose. As of the Closing Date, the Buyer is purchasing the Note (the Note and shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (the “Conversion Shares”) shall collectively be referred to herein as the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with an exemption under the 1933 Act.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 50l(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, furnished with all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3below.

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. The Buyer understands that (i) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company,, an opinion of counsel (which may be the Legal Counsel Opinion (as defined below)) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144 or other applicable exemption, or (e) the Securities are sold pursuant to Regulation Sunder the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company,, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer in effecting such pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

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g. Legends. The Buyer understands that until such time as the Note and/or Conversion Shares, have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE/EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPT ABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement for the applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Buyer provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 4(1) hereof) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, Rule 144A, Regulation S, or other applicable exemption at the Deadline (as defined in the Note), it will be considered an Event of Default pursuant to Section 3.2 of the Note.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized by the Buyer and has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer as of the Closing Date that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The SEC Documents set forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

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b. Authorization; Enforcement. The Company and Subsidiaries have all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The Company represents and warrants that (i) the execution and delivery of the Transaction Documents, the Note, and Conversion Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note as well as the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of the Note) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required, (i) the Transaction Documents (together with any other instruments executed in connection herewith or therewith) have been duly executed and delivered by the Company and Subsidiaries by its authorized representatives, and such authorized representatives are the true and official representative with authority to sign the Transaction Documents and the other instruments documents executed in connection herewith or therewith and bind the Company and Subsidiaries accordingly, and (iii) the Transaction Documents constitute, and upon execution and delivery by the Company and Subsidiaries as applicable, each of such instruments will constitute, a legal, valid and binding obligation of the Company and Subsidiaries, enforceable against the Company and Subsidiaries in accordance with their terms.

c. Capitalization; Governing Documents. As of August 20, 2025, the authorized capital stock of the Company consists of: 149,500,000 authorized shares of Common Stock, of which 70,628,068 shares were issued and outstanding, 500,000 authorized shares of Class A common stock, of which 500,000 shares are issued and outstanding, and O authorized shares of preferred stock, of which O shares were issued and outstanding. All of such outstanding shares of capital stock of the Company and the Conversion Shares are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, other than as publicly announced prior to such date and reflected in the SEC Documents of the Company (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Securities. The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

d. Issuance of Conversion Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. [Intentionally Omitted].

f. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Conversion Shares upon the conversion of the Note to the Common Stock. The Company further acknowledges that its obligation to issue, upon conversion of the Note and/or the Conversion Shares, of other shareholders of the Company.

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g. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and Subsidiaries, and the consummation by the Company and Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities is subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), or (iv) trigger any anti-dilution and/or ratchet provision contained in any other contract in which the Company is a party thereto or any security issued by the Company. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and, upon conversion of the Note, issue Conversion Shares. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market (as defined herein) and does not reasonably anticipate that the Common Stock will be delisted by the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The “Principal Market” shall mean the principal securities exchange or trading market where such Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

h. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to April 30, 2025, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act. The Company is not currently a “shell company” as described in Rule l 44(i)(l )(i) and has not been a shell, as defined in Rule 144, for at least 12 months, is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act, has filed all required reports for the past 12 months, and has filed “current Form IO information.”

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i. Absence of Certain Changes. Since April 30, 2025, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

j. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The SEC Documents contain a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

k. Intellectual Property. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

I. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

m. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

n. [Intentionally Omitted].

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o. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

p. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

q. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

r. No Brokers; No Solicitation. Except with respect to the Placement Agent, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company represents and warrants that neither the Buyer nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the transactions described in this Agreement. The Company represents and warrants that neither the Buyer nor its employee(s), member(s), beneficial owner(s), or partner(s) is required to be registered as a broker-dealer under the Securities Exchange Act of 1934 in order to (i) enter into or consummate the transactions encompassed by this Agreement, the Note, and the related transaction documents entered into in connection herewith (the “Transaction Documents”), (ii) fulfill the Buyer’s obligations under the Transaction Documents, or (iii) exercise any of the Buyer’s rights under the Transaction Documents (including but not limited to the sale of the Securities).

s. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since April 30, 2025, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

t. [Intentionally Omitted].

u. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

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v. [Intentionally Omitted].

w. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

x. [Intentionally Omitted].

y. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

aa. No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

bb. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

cc. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

dd. [Intentionally Omitted].

ee. [Intentionally Omitted].

ff. Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3 and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section

3.4 of the Note.

4. ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS.

a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

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c. [Intentionally Omitted].

d. [Intentionally Omitted].

e. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Buyer in order to enforce any right or remedy under this Agreement, the Note and any document, agreement or instrument contemplated thereby. Notwithstanding any provision to the contrary contained in this Agreement, the Note and any document, agreement or instrument contemplated thereby, it is expressly agreed and provided that the total liability of the Company under this Agreement, the Note or any document, agreement or instrument contemplated thereby for payments which under applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under applicable law in the nature of interest that the Company may be obligated to pay under this Agreement, the Note and any document, agreement or instrument contemplated thereby exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law applicable to this Agreement, the Note and any document, agreement or instrument contemplated thereby is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Agreement, the Note and any document, agreement or instrument contemplated thereby from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Buyer with respect to indebtedness evidenced by this Agreement, the Note and any document, agreement or instrument contemplated thereby, such excess shall be applied by the Buyer to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Buyer’s election.

f. [Intentionally Omitted].

g. Listing. The Company will, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Principal Market or any equivalent replacement exchange or electronic quotation system (including but not limited to the Pink Sheets electronic quotation system) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

h. Corporate Existence. The Company will, so long as the Buyer beneficially owns any of the Securities, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation with the written consent of the Buyer or sale of all or substantially all of the Company’s assets with the written consent of the Buyer, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading or quotation on the Principal Market, any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American.

i. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

j. Compliance with 1934 Act; Public Information Failures. For so long as the Buyer beneficially owns the Note or any Conversion Shares, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

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k. Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible for promptly supplying to the Company’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Conversion Shares by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied). In addition, the Buyer may at any time secure its own legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company hereby agrees that it is not a “shell company” in connection with its obligations under this Agreement or otherwise.

I. [Intentionally Omitted].

m. [Intentionally Omitted].

n. [Intentionally Omitted].

o. [Intentionally Omitted].

p. [Intentionally Omitted].

q. No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, the Company shall not to any person, institution, governmental or other entity, state, claim, allege, or in any way assert, that Buyer is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

r. Breach of Covenants. The Company acknowledges and agrees that if the Company breaches any of the covenants set forth in this Section 4, in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 3.3 of the Note.

5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Company’s transfer agent to issue certificates and/or issue shares electronically at the Buyer’s option, registered in the name of the Buyer or its nominee, upon conversion of the Note, the Conversion Shares, in such amounts as specified from time to time by the Buyer to the Company in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of Common Stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to the Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates or book entry shares shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Securities to be issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and/or this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within 6 hours of each conversion of the Note. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to 144, Rule 144A, Regulation S, or other applicable exemption, the Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

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6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed the Transaction Documents and delivered the same to the Company.

b. The Buyer shall have delivered the Purchase Price in accordance with Section l(b) above.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company and Subsidiaries, as applicable, shall have executed the Transaction Documents and delivered the same to the Buyer.

b. The Company shall have delivered to the Buyer the duly executed Note in such denominations as the Buyer shall request and in accordance with Section 1(b) above.

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

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g. Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC, FINRA or the Principal Market.

h. The Company shall have delivered to the Buyer (i) a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date and (ii) resolutions adopted by the Company’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

8. Governing Law; Miscellaneous.

a. Arbitration of Claims; Governing Law; Venue. The Company and Buyer shall submit all Claims (as defined in Exhibit B of this Purchase Agreement) (the “Claims”) arising under this Agreement or any other agreement between the Company and Buyer or their respective affiliates (including but not limited to the Transaction Documents) or any Claim relating to the relationship of the Company and Buyer or their respective affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit B of the Purchase Agreement (the “Arbitration Provisions”). The Company and Buyer hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the Company and Buyer hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Buyer may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and Buyer consent to and expressly agree that the exclusive venue for arbitration of any Claims arising under this Agreement or any other agreement between the Company and Buyer or their respective affiliates (including but not limited to the Transaction Documents) or any Claim relating to the relationship of the Company and Buyer or their respective affiliates shall be in the Commonwealth of Massachusetts. Without modifying the Company’s and Buyer’s mandatory obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Company’s transfer agent and the Company, such litigation specifically includes, without limitation any action between or involving Company and the Company’s transfer agent under the Irrevocable Transfer Agent Instructions or otherwise related to Buyer in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Buyer for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Buyer for any reason) outside of any state or federal court sitting in the Commonwealth of Massachusetts, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Notwithstanding anything in the foregoing to the contrary, nothing herein shall limit, or shall be deemed or construed to limit, the ability of the Buyer to realize on any collateral or any other security, or to enforce a judgment or other court ruling in favor of the Buyer, including through a legal action in any court of competent jurisdiction. The Company hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The Company irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Company at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/pdf transmission shall be deemed validly delivery thereof.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement, the Note, or any other agreement or instrument delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby.

e. Entire Agreement; Amendments. This Agreement, the Note, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

f. Notices. A)] notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever sha)l first occur. The addresses for such communications shall be:

If to the Company, to:

Liberty Star Uranium & Metals Corp.

2 E Congress St. Ste 900

Tucson, Arizona 85701

Attention: Patricia Madaris

If to the Buyer:

First Fire Global Opportunities Fund LLC

1040 1st Ave. NY, NY 10022

Attention: Eli Fireman

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g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, with the consent of the Company, although that consent will not be unreasonably withheld,

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. [Intentionally Omitted]).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

I. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Note, the Company shall defend, protect, indemnify and hold harmless the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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n. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby, and to enforce specifically the terms and provisions hereof and thereof, without the necessity of showing economic loss and without any bond or other security being required.

o. Payment Set Aside. To the extent that the (i) Company makes a payment or payments to the Buyer hereunder, pursuant to the Note or pursuant to any other agreement, certificate, instrument or document contemplated hereby or thereby, or (ii) the Buyer enforces or exercises its rights hereunder or pursuant to the Note, or pursuant to any other agreement, certificate, instrument or document contemplated hereby or thereby, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof (including but not limited to the sale of the Securities) are for any reason (i) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (ii) are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, government entity, or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then (i) to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred and (ii) the Company shall immediately pay to the Buyer a dollar amount equal to the amount that was for any reason (i) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (ii) required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, government entity, or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action).

p. Failure or Indulgence Not Waiver. No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

q. Acknowledgement Regarding Buyer’s Trading Activity. Until the Note is fully repaid or fully converted, the Buyer shall not effect any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock which establishes a net short position with respect to the Common Stock.

r. Electronic Signature. This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

LIBERTY STAR URANIUM & METALS CORP.

By	/s/ Patricia Madaris
Name:	PATRICIA MADARIS
Title:	Chief Executive Officer

First Fire Global Opportunities Fund LLC

By	/s/ Eli Fireman
Name:	ELI FIREMAN
Title:	FirstFire Capital Management LLC, its manager

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EXHIBIT A

FORM OF NOTE

[attached hereto]

17

EXHIBIT B

ARBITRATION PROVISIONS

1. Dispute Resolution. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any of the Transaction Documents or the relationship of the parties or their affiliates shall be in the Commonwealth of Massachusetts. For purposes of this Exhibit B, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, questions regarding severability of any provisions of the Transaction Documents, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The parties to this Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more Arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The parties hereby agree that the arbitration provisions set forth in this Exhibit B (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in the Commonwealth of Massachusetts and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include Default Interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in the Commonwealth of Massachusetts.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Massachusetts Uniform Arbitration Act, G.L. c. 251 (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. The parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8(f) of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed physically delivered to such other party under Section 8(f) of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8(f) of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Massachusetts Rules of Civil Procedure.

4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Buyer shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by JAMS (https://www.jamsadr.com/) or other arbitration service provider agreed upon by the parties (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). Within five (5) calendar days after Buyer has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Buyer, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Buyer may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company. The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen by Buyer in accordance with this Paragraph 4.2 to continue the Arbitration. If JAMS or other arbitration service provider agreed upon by the parties ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

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4.3 Applicability of Certain Massachusetts Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Massachusetts Rules of Civil Procedure and the Massachusetts Rules of Evidence. More specifically, the Massachusetts Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Massachusetts Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Massachusetts Rules of Civil Procedure or the Massachusetts Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 [Intentionally Omitted].

4.6 Discovery. The parties agree that discovery shall be conducted in accordance with the Arbitration Act.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant to the Massachusetts Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party.

4.8 Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. The parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date.

4.9 Relief The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

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5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators in accordance with the Arbitration Act.

5.2 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be detennined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. Except as otherwise expressly provided for in these Arbitration Provisions, these Arbitration Provisions shall be governed by the laws of the State of Delaware without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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